EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-59597) of Enbridge Energy, Limited Partnership and the Registration Statements on Form S-3 (Nos. 333-59758 and 333-89588 and 333-106660) of Enbridge Energy Partners, L.P. of our report dated January 27, 2004 relating to the consolidated statements of financial position of Enbridge Energy Company, Inc., which appears in the Current Report on Form 8-K of Enbridge Energy Partners, L.P. dated July 14, 2004.

PricewaterhouseCoopers LLP

Houston, Texas

July 14, 2004